UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2011

Macquarie Global Infrastructure Total Return Fund Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	811-21765	34-2045907
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

125 West 55th Street
New York, New York 10019
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (800) 910-1434

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2011, the Board of Directors (the “Board”) of Macquarie Global Infrastructure Total Return Fund Inc. (the “Company”) approved and adopted amendments (the “Amendments”) to the Amended and Restated Bylaws of the Company. The Amendments were effective as of December 9, 2011.

Article II, Section 2 — Annual Meeting. The provision was amended to delete the reference to meetings being held during the month of June.  A 2008 amendment to the Maryland General Corporation Law (the “MGCL”) eliminated the requirement that the bylaws provide either a specific time or a 31-day period during which the annual meeting must be held.

Article II, Section 3 — Special Meetings. The provision was amended to clarify (a) that information must be submitted to the Company on each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies and (b) the circumstances under which the Company is entitled to cancel or adjourn a stockholder requested special meeting without considering the matter or matters for which it has been requested.

Previously, the provision did not state that information must be submitted to the Company on each matter proposed to be acted on at the meeting nor did it address cancellation or adjournment by the Company of a shareholder requested special meeting.

Article II, Section 4 — Notice. The provision was amended to (a) provide for notice by electronic transmission as now permitted by the MGCL, (b) provide for “householding” of notices, as permitted by the federal proxy rules and the MGCL, (c) provide that failure to give notice or a minor irregularity in the notice of a stockholders meeting will not affect the validity of the meeting and (d) clarify the power of the Company to postpone or cancel a meeting by making a public announcement (i.e., a press release or a filing with the Securities and Exchange Commission).

Previously, the provision did not provide for electronic transmission of notices, provide for householding of notices, state that the failure to give notice or a minor irregularity in the notice of a stockholders meeting will not affect the validity of the meeting or address the power of the Company to postpone or cancel a meeting by making a public announcement.

Article II, Section 9 — Voting of Stock by Certain Holders. The provision was amended to remove references to closing of the Company’s stock transfer books.  Such provisions are generally never used by a publicly-traded company.

Article II, Section 11— Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The provision was amended to (a) expand the information required to be disclosed by the stockholder making the proposal, any proposed nominees for director and any persons controlling, or acting in concert with, such stockholder (collectively, the “Proponents”), including, among other items, (i) detailed information about each Proponent’s ownership interests in the Company, (ii) information regarding hedging activities of the Proponents and (iii) each Proponent’s investment strategy or objective and any related disclosure document the Proponent has provided to its investors and (b) establish procedures for the verification of information provided by the stockholder making the proposal.

Previously, the provision did not require this additional information from the Proponents nor did it include procedures to verify the information.

Article III, Section 2 — Number, Tenure and Resignation. The provision was amended to provide that a director may resign at any time by delivering his or her resignation to the Board, the chairman of the Board or the secretary.  The resignation will take effect immediately upon receipt unless a later time is specified in the resignation.

Previously, the provision did not address the resignation of directors.

Article III, Section 3 — Regular Meetings. The provision was amended to delete, consistent with the Company’s current practice, the requirement that an annual meeting of the Board be held immediately after and at the same place as the annual meeting of stockholders.

New Article III, Section 15 — Authority to Retain Experts and Advisers.   The provision was added to clarify the authority of independent directors to hire employees and retain experts and advisers at the expense of the Company.

New Article III, Section 17 — Ratification. The provision was added to authorize the Board and stockholders to ratify prior actions or inactions by the Company.  In addition, new Section 17 provides that matters questioned in litigation may be ratified and, if so ratified, shall bar any claim or execution of any judgment as to such questioned matter.

New Article III, Section 18 — Emergency Provisions. The provision was added to govern Board meetings and action during emergencies.  Specifically, the Bylaws provide that during a catastrophe or other similar emergency, if a quorum of the Board may not be readily obtained, a Board meeting may be called by any feasible means at the time, and the number of directors constituting a quorum will be one-third of the Board.

Article V, Sections 12 and 13 (previously Article V, Sections 11 and 12) — Treasurer and Assistant Secretaries and Assistant Treasurers. The provision was amended to remove references to outdated provisions concerning the giving of surety bonds by the treasurer and assistant treasurers.

Article VI, Section 1 — Contracts. The provision was amended to provide that, in addition to the Board or a committee thereof, an investment adviser of the Company, approved by the Board and acting within the scope of its authority pursuant to the investment advisory agreement, may authorize an officer or agent to enter into, and execute and deliver, a contract or other agreement.

Previously, the provision did not expressly authorize an investment adviser of the Company to enter into, and execute and deliver, a contract or other agreement.

Article VII, Section 2 — Transfers. The provision was amended to establish procedures for the transfer of shares that are issued without certificates.

Previously, the provision did not address the transfer of shares that are issued without certificates.

Article VII, Section 4 — Fixing of Record Date. The provision was amended to remove certain impracticable and obsolete procedures that would allow the Company to set a record date by closing the transfer books for a period of twenty days.  The provision was amended, consistent with the MGCL, to expressly provide that a meeting of stockholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date and send a new notice.

Previously, the provision allowed the Company to set a record date by closing the transfer of books for a period of twenty days and did not expressly provide that a meeting of stockholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date and send a new notice.

Article XI — Indemnification and Advance of Expenses. The provision was amended to expressly provide that rights to indemnification and advance of expenses vest immediately upon election as a director or officer.

Previously, the provision did not expressly provide that the indemnification rights or rights to advance of expenses of a director or officer vest immediately upon election.

Article XII — Waiver of Notice. The provision was amended to provide for the waiving of notice of a meeting by electronic transmission and to clarify that the permitted waiver of notice only applies to meeting notices.

Previously, the provision did not provide for the waiving of notices by electronic transmission nor did it expressly state that the waiver of notice applies only to meeting notices.

The preceding is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, which are attached hereto as Exhibit (d)(1) and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

          Number      Description

(d)(1)

Amended and Restated Bylaws of Macquarie Global Infrastructure Total Return Fund Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND INC.
Date: December 9, 2011	By:	/s/ John H. Kim
John H. Kim
Secretary